AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SASSCO FASHIONS, LTD.

         1. The name of the corporation (which is hereinafter referred to as the Corporation) is "Sassco Fashions, Ltd."

         2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 1997, under the name Sassco Fashions, Ltd.

         3. This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted at a meeting of the Board of Directors of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Section 103, 141, 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 245 shall thenceforth supercede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

         4.       The  text  of  the   Certificate  of   Incorporation   of  the
Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                              Sassco Fashions, Ltd.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         A. AUTHORIZED STOCK. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-One Million (21,000,000), consisting of Twenty Million (20,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and One Million(1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

         B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (i)  The   designation   of  the  series,   which  may  be  by
         distinguishing number, letter or title.

                  (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                  (iv) The dates at which dividends, if any, shall be payable.

                  (v) The redemption rights and price or prices, if any, for shares of the series.

                  (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (vii) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion may be made.

                  (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (x) The voting rights, if any, of the holders of shares of the series.

                  (xi)   Such   other   powers,    preferences   and   relative,
         participating,   optional   and   other   special   rights,   and   the
         qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

         C. COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

         D. VOTE. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by application law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         E. RECORD HOLDERS. The Corporation shall be entitled to treat the person in whose name any share of its registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

         F. NON-VOTING EQUITY SECURITIES. In accordance with Section 1123(a)(6) of the United States Bankruptcy Code, the Corporation shall be prohibited from issuing any shares of stock (including any series of Preferred Stock) that have no voting rights.

                                    ARTICLE V

         A. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                  (i) to adopt, amend or repeal the By-Laws of the Corporation, provided, however, that the By-laws may also be altered, amended or repealed by the affirmative vote of the holders of a least 66-2/3 percent of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class; and

                  (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law .

         B. The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with subparagraph (i) of paragraph (A) of this Article V. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

         C. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, during the term of employment of Arthur S. Levine as Chief Executive Officer of the Corporation, no material amendment shall be made by the By-laws without the consent of Arthur S. Levine.


                                   ARTICLE VI

         Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders, provided, however, that actions with respect to the approval of the Sassco Fashions, Ltd. 1997 Management Stock Option Plan, and stock options granted with respect to such plan, may be affected by consent in writing in lieu of a meeting of stockholders of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or appeal, or adopt any provision inconsistent with, this Article VI.


                                   ARTICLE VII

         A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

         B. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         C. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines or the By-laws otherwise provide, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next annual meeting of stockholders and until such director's successors shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

         D. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

         E. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required toamend or appeal or adopt any provision inconsistent with this Article VII.


                                  ARTICLE VIII

         Section 1.      VOTE REQUIRED FOR CERTAINBUSINESS COMBINATIONS.

         A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in
Section 2 of this Article VIII:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other person (whether or no itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction orf a series of transactions) to or with any Interested Stockholder, including all Affiliates of the (Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) or any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of any Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction(whether or not an Interested Stockholder is a party thereto) which has the affect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lessor vote or no vote.

         B. Definition of "Business Combination." The term "Business Combination" as used in this Article VIII shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

         Section 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, the condition specified in the following paragraph A is met or, in the case of any other Business Corporation, the conditions specified in either the following paragraph A or B are met.

         A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least five Combination Directors.

         B.       Price  and  Procedure  Requirements.   All  of  the  following
conditions shall have been met:

                  (i) The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of capital stock. In the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of capital stock capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

                  (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case approximately adjusted in the event of any stock dividend, stock split, combination or shares or similar event):

                           (a) (if  applicable)  the  highest  per  share  price
                  (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder or any of its Affiliates for any shares of the Common Stock acquired by them within the two-year period immediately prior the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annual from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date') through the Consummation Date at the publicly announced base rate of interest of The Chase Manhattan Bank (or such other bank headquarters in the City of New York as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

                           (b) the Fair Market  Value per share of Common  Stock
                  on the Announcement Date or the Determination Date, whichever is higher.

                  (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding capital stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph B(iii) shall be required to be met with respect to every such class (or series) of outstanding capital stock whether or nor the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of capital stock:

                           (a) (if  applicable)  the  highest  per  share  price
                  (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of capital stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transactions in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced base rate of interest of The Chase Manhattan Bank (or such other major bank headquarters in the City of New York as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of capital stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount so payable per share of such class (or series) or capital stock;

                           (b) the Fair Market Value per share of such class (or
                  series) of capital stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (c) the  highest  preferential  amount per share,  if
                  any, to which the holders of shares of such class (or series) of capital stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination; (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (iv) unless at the time of such approval there are at least five Continuing Directors.

         (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliates's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

         (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (vii)    Such   Interested   Stockholder   shall  have   supplied   the
Corporation  with such  information  as shall have been  requested  pursuant  to
Section 4 of this Article VIII within the time period set forth therein.

         Section 3.  For the purposes of this Article VIII:

         1. A "person " means any individual, limited partnership, general partnership, corporation or other firm or entity.

         2. "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate or an Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, or any successor act thereto.

         3.       A  person  shall  be  a   "beneficial   owner"  of,  or  shall
"Beneficially Own," any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3, or any successor rule thereto, under the Securities Exchange Act of 1934, as amended, or any successor act thereto; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or
         (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                  (iii) which are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason or a revocable proxy as described in subparagraph (ii) of this paragraph (3)) or disposing of any shares of Voting Stock;

         provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

         4. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section 3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

         6. "Subsidiary" means any person of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation;
provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section 3, the term "Subsidiary" shall mean only a person of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         7. "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

         8. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, of, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section 4 of this Article VIII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in accordance with Section 4 of this Article VIII.

         9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (B)(ii) of Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

         10. "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

         11. "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article VIII shall not apply.

         Section 4. (a) A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (B) of Section 2 have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section 3 of this Article VIII, and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph (1)(A)(ii) of Section 1 have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (1)(A)(iii) of Section 1 has, an aggregate Fair Market Value of $10,000,000 or more.

                  (b) A  majority  of the Whole  Board  shall  have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article VIII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         Section 5.  NO  EFFECT  ON   FIDUCIARY   OBLIGATIONS   OF   INTERESTED
STOCKHOLDERS. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section 6. WHEN STOCKHOLDER APPROVAL IS REQUIRED. Notwithstanding any other provisions of this Certificate of Incorporation (including, without limitation, Sections 1 and 2 of this Article VIII), but in addition to any affirmative vote required by law or this Certificate of Incorporation or by any Preferred Stock Designation:

                  (i) any merger or consolidation of the Corporation with any person (whether or not an Interested Stockholder); or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any person (whether or not an Interested Stockholder or Affiliate thereof) of all or substantially all of the assets of the Corporation;

shall require the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any provision of law or of any agreement with any national securities exchange or otherwise permit a lesser vote or no vote.

         Section 7.  AMENDMENT,   REPEAL,   ETC.   Notwithstanding   any  other
provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation, any Preferred Stock Designation or the By-laws of the Corporation), but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation,
(a) the affirmative vote of the holders of 80 percent of the voting power of the shares of the then outstanding Voting Stock voting together as a single class, including the affirmative vote of the holders of 80 percent of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, Sections 1 through 5 and this clause (a) of Section 7 of this Article VIII; and (b) the affirmative vote of the holders of 66-2/3 percent of the voting power of the shares of the then outstanding Voting Stock voting together as a single class shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 6 and this clause (b) of Section 7 of this Article VIII.


                                   ARTICLE IX

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or appeal.


                                    ARTICLE X

         Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate or such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality of the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article X. Any amendment or repeal of this
Article X shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XI

         In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person (as defined in Article VIII of this Certificate of Incorporation) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidence of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities
(i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

                                   ARTICLE XII

         Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article IX or Article X of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law; and provided, further, that during the term of employment of Arthur S. Levine as Chief Executive Officer of the Corporation, no material amendment shall be made to this Certificate of Incorporation without the consent of Arthur S. Levine.

         IN WITNESS WHEREOF, said Sassco Fashions, Ltd. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer and Chairman of the Board and attested by its Chief Operating Officer and Secretary and has caused its corporate seal to be hereunto affixed, this 1st day of June, 1997.


                                             SASSCO FASHIONS, LTD.



                                             By: /s/ Arthur S. Levine
                                                 ---------------------------
                                                 Arthur S. Levine
                                                 Chief Executive Office and
                                                 Chairman of the Board




Attest: /s/ Lester E. Schreiber
        ---------------------------
        Lester E. Schreiber
        Chief Operating Office and Secretary